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                                                              EXHIBIT 5(c)(i)(F)
Complete and return to:
Annuity Administration     AMERICAN GENERAL LIFE INSURANCE COMPANY ("AGL")
   P.O. Box 1401                         SEPARATE ACCOUNT D
Houston, TX 77251-1401       --------------------------------------------
   (800) 277-0914            A Subsidiary of American General Corporation
 Fax: (713) 831-3701         --------------------------------------------
  Hearing Impaired:                        Houston, Texas
   (888) 436-5257
                                    WM ADVANTAGE SERVICE REQUEST


                                                            [WM Advantage logo]
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[X] CONTRACT            1. CONTRACT #: ____________________________________  ANNUITANT:____________________________________________
    IDENTIFICATION
                           CONTRACT OWNER(S): _____________________________________________________________________________________
(COMPLETE SECTIONS 1 & 14
   FOR ALL REQUESTS.)      ADDRESS: _______________________________________________________________________________________________

INDICATE CHANGE OR REQUEST [ ] CHECK HERE
    DESIRED BELOW.         IF CHANGE OF ___________________________________________________________________________________________
                           ADDRESS
                           S.S.NO. OR TAX I.D. NO.:_______________________________ PHONE NUMBER: (   )______________________________
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[ ]NAME                 2. [ ] Annuitant*  [ ] Beneficiary*  [ ] Owner(s)* *Does not change Annuitant, Beneficiary, or Ownership
   CHANGE                      designations.
                           FROM: __________________________________________________________________________________________________
                                 (FIRST, MIDDLE, LAST)

                           TO: ____________________________________________________________________________________________________
                               (FIRST, MIDDLE, LAST)
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                           Reason:  [ ] Marriage  [ ] Divorce  [ ] Correction  [ ] Other  (Attach certified copy of court order.)
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[ ]AUTOMATIC            3. ____ By initialing here, I authorize American General Life to collect $ _______ (min. $100), starting
   ADDITIONAL                   month/day ______ by initiating electronic debit entries against my bank account with the following
   PREMIUM PAYMENT              frequency:
   OPTION                       [ ] Monthly [ ] Quarterly [ ] Semiannually [ ] Annually   (Attach voided check to Service Request.)
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[ ]DOLLAR COST          4. Dollar cost average [ ] $_______   OR [ ] _______% (whole % only) taken from the Money Market (53)
   AVERAGING               Frequency:          [ ] Monthly    [ ] Quarterly  [ ] Semiannually   [ ] Annually
                           Duration:           [ ] 12 months  [ ] 24 months  [ ] 36 months
(THE MINIMUM TRANSFER      Begin Date: ___/___/_____ (Date must be at least 30 days after issue date and must be between the 1st and
   AMOUNT IS $500)         the 28th of the month.)  If no begin date is elected, dollar cost averaging will start the beginning of the next interval from the date of receipt of this form.

                           Allocate to the following divisions as indicated. (Use dollars or whole percentages.)
                           Strategic Growth Portfolio (186)    ____      Growth & Income Fund (56)            ____
                           Conservative Growth Portfolio (187) ____      Growth Fund of the Northwest (185)   ____
                           Balanced Portfolio (188)            ____      Growth Fund (52)                     ____
                           Flexible Income Portfolio (189)     ____      Mid Cap Stock Fund (55)              ____
                           Income Portfolio (190)              ____      Small Cap Stock Fund (59)            ____
                           Bond and Stock Fund (184)           ____      International Growth Fund (50)       ____
                                                                         Short Term Income Fund (58)          ____
                                                                         U.S. Government Securities Fund (54) ____
                                                                         Income Fund (57)                     ____
                                                                         Money Market Fund (53)               ____
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[ ]TELEPHONE            5. I (or if joint owners, either of us acting independently) hereby authorize American General Life
   TRANSFER                Insurance Company ("AGL") to act on telephone instructions to transfer values among the Variable
   AUTHORIZATION           Divisions and Fixed Accounts and to change allocations for future purchase payments given by:

                          (Initial appropriate box(es) below.)
                           [  ] Contract Owner(s)
                           [  ] Agent/Registered Representative who is both appointed to represent AGL and with the firm authorized to service my contract.

                           AGL and any person designated by this authorization will not be responsible for any claim, loss, or expense based upon telephone transfer instructions received and acted on in good faith, including losses due to telephone instruction communication errors. AGL's liability for erroneous transfers, unless clearly contrary to instructions received, will be limited to correction of the allocations on a current basis. If an error, objection, or other claim arises due to a telephone transfer transaction, I will notify AGL in writing within five working days from receipt of confirmation of the transaction from AGL.
                           I understand that this authorization is subject to the terms and provisions of my WM ADVANTAGE contract and its related prospectus. This authorization will remain in effect until my written notice of its revocation is received by AGL at its main office.

                          [  ] CHECK HERE TO DECLINE TELEPHONE TRANSFER PRIVILEGE.
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[ ]TRANSFER OF          6. Indicate gross dollar or percentage amount.
   ACCUMULATED             ____ from Div. ____ to Div. ____   ____ from Div. ____ to Div. ____   ____ from Div. ____ to Div. ____
   VALUES

A MINIMUM OF $500 MUST     ____ from Div. ____ to Div. ____   ____ from Div. ____ to Div. ____   ____ from Div. ____ to Div. ____
BE MAINTAINED IN EACH
      DIVISION.            ____ from Div. ____ to Div. ____   ____ from Div. ____ to Div. ____   ____ from Div. ____ to Div. ____
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[ ]CHANGE               7. _______ Division to _______%    _______ Division to  _______%    _______ Division to  _______%
   ALLOCATION OF
   FUTURE PURCHASE         _______ Division to _______%    _______ Division to  _______%    _______ Division to  _______%
   PAYMENTS
  USE WHOLE PERCENTAGES.   _______ Division to _______%    _______ Division to  _______%    _______ Division to  _______%
  TOTAL MUST EQUAL 100%.
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[ ]AUTOMATIC            8. [ ] Add            [ ] Change to percentages indicated below.
   REBALANCING             [ ] Quarterly      [ ]  Semiannually     [ ] Annually (based on contract anniversary)
USE WHOLE PERCENTAGES.     WM Variable Trust -- The available variable divisions are funded by the following Series.
TOTAL MUST EQUAL 100%.     Bond and Stock Fund (184)             ____           Mid Cap Stock Fund (55)               ____
  MUST HAVE MINIMUM        Growth & Income Fund (56)             ____           Small Cap Stock Fund (59)             ____
  CONTRACT VALUE OF        Growth Fund of the Northwest (185)    ____           International Growth Fund (50)        ____
 $25,000 TO INITIATE.      Growth Fund (52)                      ____           Short Term Income Fund (58)           ____
                                                                                U.S Government Securities Fund (54)   ____
                                                                                Income Fund (57)                      ____
                                                                                Money Market Fund (53)                ____
                           [ ] Stop Automatic Rebalancing.

                           NOTE: Automatic rebalancing does not change allocation of future payments and is only available between above listed divisions.
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[ ]REQUEST FOR          9. Amounts requested are to be: [ ] Net  OR  [ ] Gross of applicable charges.
   PARTIAL
   WITHDRAWAL              $ or %_____     Div. No._____      $ or %_____      Div. No._____      $ or %_____     Div. No._____
(ALSO COMPLETE SECS. 12,
      13 & 14.)            $ or %_____     Div. No._____      $ or %_____      Div. No._____      $ or %_____     Div. No._____
  MINIMUM WITHDRAWAL
      IS $500.             $ or %_____     Div. No._____      $ or %_____      Div. No._____      $ or %_____     Div. No._____
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[ ]SYSTEMATIC          10. Specified Dollar Amount $ ______________________
   WITHDRAWAL
(ALSO COMPLETE SECS. 12,   Frequency: [  ] Monthly     [  ] Quarterly     [  ] Semiannually     [  ] Annually
      13 & 14.)
   MINIMUM WITHDRAWAL      Begin Date: ___/___/_____ (Date must be at least 30 days after issue date and must be between the 5th and
      IS $500.             the 24th of the month.)

                           Unless specified below, withdrawals will be taken from the divisions as they are currently allocated in your contract.

                           $ or %_____     Div. No._____      $ or %_____      Div. No._____      $ or %_____     Div. No._____

                           $ or %_____     Div. No._____      $ or %_____      Div. No._____      $ or %_____     Div. No._____

                           $ or %_____     Div. No._____      $ or %_____      Div. No._____      $ or %_____     Div. No._____
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[ ]REQUEST FOR         11. [ ] Contract is attached.
   FULL SURRENDER          [ ] I hereby declare that the contract specified above has been lost, destroyed, or misplaced and
(ALSO COMPLETE SECS. 12,       request that the value of the contract be paid. I agree to indemnify and hold harmless AGL against
      13 & 14.)                any claims which may be asserted on my behalf and on the behalf of my heirs, assignees, legal representatives, or any other person claiming rights derived through me against AGL on the basis of the contract.

                           NOTE:  If no method is indicated, check(s) will be mailed to the owner at the address of record.
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[ ]METHOD OF           12. Check one: [ ] Mail check to owner.  [ ] Mail check to alternate address.  [ ] Deposit funds directly
   DISTRIBUTION                                                                                           to bank/firm.*
                                                                                                          (available only for
                                                                                                           systematic withdrawals)


                           ________________________________________________________________________________________________________
                           INDIVIDUAL OR BANK/FIRM

                           __________________________________________________________     _________________________________________
                           ADDRESS                                                        CITY/STATE/ZIP

                           __________________________________________________________     Type of account: [ ] Checking  [ ] Savings
                           If BANK/FIRM, PROVIDE ACCOUNT NUMBER TO BE REFERENCED FOR DEPOSIT.
                           *Enclose a voided check from account where funds are to be deposited. PLEASE DO NOT ENCLOSE A DEPOSIT
                            SLIP.
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[ ]NOTICE OF           13. The taxable portion of the distribution you receive from your annuity contract is subject to federal
   WITHHOLDING             income tax withholding unless you elect not to have withholding apply. Withholding of state income tax may also be required by your state of residence. You may elect not to have withholding apply by checking the appropriate box below. If you elect not to have withholding apply to your distribution or if you do not have enough income tax withheld, you may be responsible for payment of estimated tax. You may incur penalties under the estimated tax rules if your withholding and estimated tax are not sufficient. If no election is made we are REQUIRED to withhold Federal Income Tax.

                           [ ] I do NOT want income tax withheld from this distribution.
                           [ ] I do want 10% OR [ ] ________% income tax withheld from this distribution.
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[X]AFFIRMATION/        14. CERTIFICATION: Under penalties of perjury, I certify that: (1) the number shown on this form is my
   SIGNATURE               correct Social Security (or taxpayer identification) number; and (2) I am not subject to backup
(COMPLETE THIS SECTION     withholding under Section 3406(a)(1)(c) of the Internal Revenue Code.
  FOR ALL REQUESTS.)       The Internal Revenue Service does not require your consent to any provision of this document other than the certification required to avoid backup withholding.

                           X
                           ______________________________________________________________________       __________________________
                           SIGNATURE(S) OF OWNER(S)                                                     DATE
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